Exhibit 10.1

THE HARRAH’S ENTERTAINMENT, INC.

EXECUTIVE SUPPLEMENTAL SAVINGS PLAN II

THE HARRAH’S ENTERTAINMENT, INC.
EXECUTIVE SUPPLEMENTAL SAVINGS PLAN II

TABLE OF CONTENTS

ARTICLE ONE PREAMBLE

ARTICLE TWO DEFINITIONS

2.1	“Account” or “Accounts”

2.2	“Affiliate”

2.3	“Beneficiary”

2.4	“Board”

2.5	“Bonus”

2.6	“Change of Control”

2.7	“Code”

2.8	“Company”

2.9	“Compensation”

2.10	“Deferral Contribution”

2.11	“Deferral Contribution Account”

2.12	“Deferral Period”

2.13	“Disability”

2.14	“Discretionary Contribution”

2.15	“Discretionary Contribution Account”

2.16	“Distribution Year”

2.17	“EDCP Committee”

2.18	“EDCP Investment Committee”

2.19	“Effective Date”

2.20	“Employee”

2.21	“Employer”

2.22	“ERISA”

2.23	“401(k) Compensation”

2.24	“401(k) Contributions”

2.25	“401(k) Matchable Deferrals”

2.26	“401(k) Matching Contributions”

2.27	“HRC”

2.28	“Investment Fund”

2.29	“Matching Contribution”

2.30	“Matching Contribution Account”

2.31	“Matching Formula”

2.32	“Matching Limit”

2.33	“Participant”

2.34	“Participation Agreement”

2.35	“Plan”

2.36	“Salary”

2.37	“Savings and Retirement Plan”

2.38	“Separation from Service”

2.39	“Specified Employee”

2.40	“Trust”

2.41	“Trust Agreement”

2.42	“Trust Fund”

2.43	“Trustee”

2.44	“Valuation Date”

2.45	“Years of Vesting Service”

ARTICLE THREE ELIGIBILITY

3.1	Selection of Participants

3.2	Participation Agreement

3.3	Discontinuance of Participation

3.4	Reemployment

3.5	Adoption by Affiliates

ARTICLE FOUR CONTRIBUTIONS

4.1	Participant Contributions.

4.2	Matching Contributions.

4.3	Change or Suspension of Contributions

4.4	Discretionary Contributions

ARTICLE FIVE WITHDRAWALS UPON UNFORESEEABLE EMERGENCY

5.1	Unforeseeable Emergency Withdrawals.

5.2	Account Adjustments

ARTICLE SIX CREDITING OF CONTRIBUTIONS AND INCOME

6.1	Account Allocations

6.2	Subaccounts

6.3	Hypothetical Investment Funds

6.4	Investment Direction

6.5	Rate of Return

6.6	Application to Beneficiaries

6.7	EDCP Investment Committee

ARTICLE SEVEN VESTING

7.1	Vesting of Accounts

7.2	Changes in Vesting Schedule

ARTICLE EIGHT DISTRIBUTION ELECTIONS; PAYMENT OF BENEFITS

8.1	Distribution Elections

8.2	Changes of Distribution Year Election

8.3	Time of Payment

8.4	Form of Payments

8.5	Beneficiary Designations

8.6	Prohibition on Acceleration of Distributions

8.7	Withholding and Payroll Taxes

ARTICLE NINE ADMINISTRATION OF THE PLAN

9.1	Adoption of Trust

9.2	Powers of the EDCP Committee

9.3	Creation of Committee

9.4	Appointment of Agents

9.5	Majority Vote and Execution of Instruments

9.6	Allocation of Responsibilities

9.7	Conflict of Interest

9.8	Indemnification

9.9	Action Taken by Employer

9.10	Discretionary Authority

9.11	Participant Statements

9.12	Compliance with Section 409A of the Code

ARTICLE TEN CLAIMS REVIEW PROCEDURE

10.1	General

10.2	Benefit Determination

10.3	Appeals

10.4	Notice of Denials

ARTICLE ELEVEN LIMITATION ON ASSIGNMENT; PAYMENTS TO LEGALLY INCOMPETENT DISTRIBUTEE

11.1	Anti-Alienation Clause

11.2	Permitted Arrangements

11.3	Payment to Minor or Incompetent

ARTICLE TWELVE AMENDMENT, MERGER AND TERMINATION

12.1	Amendment

12.2	Merger or Consolidation of Company

12.3	Termination of Plan or Discontinuance of Contributions

12.4	Continuation of Plan following a Change of Control

12.5	Limitation of Company’s Liability

12.6	Limitation on Distributions

ARTICLE THIRTEEN GENERAL PROVISIONS

13.1	Limitation of Rights

13.2	Construction

13.3	Status of Participants as Unsecured Creditors

13.4	Status of Trust Fund

13.5	Funding upon a Change of Control

13.7	Uniform Administration

13.8	Heirs and Successors

13.9	Electronic Administration.

v

THE HARRAH’S ENTERTAINMENT, INC.

EXECUTIVE SUPPLEMENTAL SAVINGS PLAN II

ARTICLE ONE
PREAMBLE

HARRAH’S ENTERTAINMENT, INC., a Delaware corporation (the “Company”), has adopted this Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II (the “Plan”), effective as of January 1, 2005, in order to provide key executives and senior management employees with an opportunity and incentive to save for retirement and other purposes.

The purpose of this Plan is to provide a select group of management or highly compensated employees of the Company and certain of its affiliates with the opportunity to defer a portion of their compensation and to receive contributions from their employers.  As a result, the Plan is intended to be a “top hat plan,” exempt from certain requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.  This Plan is not intended to qualify for favorable tax treatment pursuant to Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor section or statute.  This Plan is intended to comply with the requirements of Section 409A(a)(2), (3) and (4) of the Code.

ARTICLE TWO
DEFINITIONS

When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not begin a sentence, the word or phrase shall generally be a term defined in this Article Two or in the Preamble.  The following words and phrases used in the Plan with the initial letter capitalized shall have the meanings set forth in this Article Two, unless a clearly different meaning is required by the context in which the word or phrase is used:

2.1                               “Account” or “Accounts” means the accounts which may be maintained by the EDCP Committee to reflect the interest of a Participant or the Beneficiary of a deceased Participant under the Plan.

2.2                               “Affiliate” means:  (a) a corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as is the Company, (b) any other trade or business (whether or not incorporated) controlling, controlled by, or under common control (within the meaning of Section 414(c) of the Code) with the Company, and (c) any other corporation, partnership, or other organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Company or which is otherwise required to be aggregated with the Company pursuant to Section 414(o) of the Code.

2.3                               “Beneficiary” means the person or trust that a Participant, in his or her most recent written designation filed with the EDCP Committee, shall have designated to receive his or her benefit under the Plan in the event of his or her death or, if applicable, the person or entity determined in accordance with Section 8.5 (Beneficiary Designations).

2.4                               “Board” means the Board of Directors of the Company.

2.5                               “Bonus” means the incentive payment or payments earned by a Participant during a Deferral Period pursuant to the Company’s Annual Management Bonus Plan, the Company’s Senior Executive Incentive Plan, the Company’s Player Development Bonus Program and/or the Horseshoe Gaming Holding Corp. 2004 Annual Bonus Incentive Plan, as such plans may be amended from time to time, and those short-term cash incentive plans that are approved by the EDCP Committee or its delegate, the Senior Vice President of Human Resources of the Company.

2.6                               “Change of Control” means and includes each of the following events or transactions described in subsection (a), (b), (c) or (d):

(a)                                  the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities, other than

(1)                                 an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(2)                                 an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(3)                                 an acquisition of voting securities pursuant to a transaction described in subsection (c) below that would not be a Change of Control under subsection (c);

Notwithstanding the foregoing, neither of the following events shall constitute an “acquisition” by any person or group for purposes of this subsection (a):  an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

(b)                                  during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsection (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)                                  the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of a merger, consolidation, reorganization, or business combination, or a sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity, in each case other than a transaction

(1)                                 which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(2)                                 after which no person or group beneficially owns voting securities representing twenty-five percent (25%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this paragraph (2) as beneficially owning twenty-five percent (25%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)                                  the Company’s stockholders approve a liquidation or dissolution of the Company.

The HRC shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a “Change of Control” has occurred pursuant to the above definition, and the date of the occurrence of such “Change of Control” and any incidental matters relating thereto.

2.7                               “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8                               “Company” means Harrah’s Entertainment, Inc., a Delaware corporation.

2.9                               “Compensation” means, for each Deferral Period, the total Salary earned to the Participant and the Bonus earned by the Participant.

2.10                        “Deferral Contribution” means a contribution by a Participant pursuant to Section 4.1 (Participant Contributions) of this Plan.

2.11                        “Deferral Contribution Account” means the Account maintained to record the Deferral Contributions made by a Participant pursuant to Section 4.1 (Participant Contributions), as adjusted to reflect the rate of return on the hypothetical Investment Funds selected by the Participant in accordance with Section 6.4 (Investment Direction) and other credits or charges in accordance with this Plan.  A Participant’s Deferral Contribution Account shall be divided into subaccounts as determined by the EDCP Committee.

2.12                        “Deferral Period” means, the twelve (12) month period beginning on each January 1 and ending on the next following December 31.  The initial Deferral Period shall commence as of the Effective Date and shall end on the next following December 31.

2.13                        “Disability” means, for purposes of this Plan, that the Participant qualifies to receive long term disability payments under the Employer’s long term disability insurance program, as it may be amended from time to time.

2.14                        “Discretionary Contribution” means an Employer contribution determined in accordance with Section 4.4 (Discretionary Contributions) of this Plan, which may, in the discretion of the Employer, be transferred to the Trust.

2.15                        “Discretionary Contribution Account” means the Account maintained to record the Discretionary Contributions calculated in accordance with Section 4.4 (Discretionary Contributions) on behalf of a Participant, as adjusted to reflect the rate of return on the hypothetical Investment Funds selected by the Participant in accordance with Section 6.4 (Investment Direction) and other credits or charges in accordance with this Plan.  A Participant’s Discretionary Contribution Account shall be divided into subaccounts as determined by the EDCP Committee.

2.16                        “Distribution Year” means the calendar year selected by a Participant for purposes of distributions from the subaccounts of such Participant’s Accounts for a Deferral Period.

2.17                        “EDCP Committee” means the committee designated in accordance with Section 9.3 (Creation of Committee) to carry out the administrative responsibilities under the Plan.

2.18                        “EDCP Investment Committee” means the committee that has the responsibility for selecting and monitoring performance of the Investment Funds.

2.19                        “Effective Date” means January 1, 2005.  With respect to each Affiliate that adopts this Plan after January 1, 2005, the term “Effective Date” means the date designated by the adopting Affiliate.

2.20                        “Employee” means any individual classified by an Employer as a common law employee of the Employer.  For this purpose, the classification that is relevant is the classification in which such individual is placed by the Employer for purposes of this Plan and the classification of such individual for any other purpose (e.g., employment tax or withholding purposes) shall be irrelevant.  If an individual is characterized as a common law employee of the Employer by a governmental agency or court but not by the Employer, such individual shall be treated as an employee who has not been designated for participation in this Plan.

2.21                        “Employer” means the Company and any Affiliate that has adopted this Plan pursuant to Section 3.5 (Adoption by Affiliates).

2.22                        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.23                        “401(k) Compensation” means, with respect to a Participant, such Participant’s compensation (as defined in the Savings and Retirement Plan) for purposes of determining the Employer’s matching contribution (if any) for such Participant under the Savings and Retirement Plan.

2.24                        “401(k) Contributions” means a Participant’s “elective contributions,” as defined in Treasury Regulation Section 1.401(k)-1(g)(3), made to the Savings and Retirement Plan in which such Participant is a participant.

2.25                        “401(k) Matchable Deferrals” means, with respect to a Participant, such Participant’s assumed 401(k) Contributions subject to the Employer’s matching contribution under the Savings and Retirement Plan, which shall equal:

(a)                                  the Matching Limit, multiplied by

(b)                                  such Participant’s 401(k) Compensation.

A Participant’s “401(k) Matchable Deferrals” for a Deferral Period shall be determined without regard to such Participant’s actual 401(k) Contributions for such Deferral Period.

2.26                        “401(k) Matching Contributions” means, with respect to a Participant, the Employer’s matching contributions assumed to be made for such Participant under the Savings and Retirement Plan, determined under the Matching Formula, based on such Participant’s 401(k) Matchable Deferrals.  A Participant’s “401(k) Matching Contributions” for a Deferral Period shall be determined without regard to the Employer’s actual matching contributions made for such Participant for such Deferral Period.

2.27                        “HRC” means the Human Resources Committee of the Board.

2.28                        “Investment Fund” means the hypothetical investment fund or funds established by the EDCP Investment Committee pursuant to Section 6.4  (Investment Direction).

2.29                        “Matching Contribution” means an Employer contribution calculated in accordance with Section 4.2 (Matching Contributions) of this Plan, which may, in the discretion of the Employer, be transferred to the Trust.

2.30                        “Matching Contribution Account” means the Account maintained to record the Matching Contributions calculated in accordance with Section 4.2 (Matching Contributions) on behalf of a Participant, as adjusted to reflect the rate of return on the hypothetical Investment Funds selected by the Participant in accordance with Section 6.4 (Investment Direction) and other credits or charges in accordance with this Plan.  A Participant’s Matching Contribution Account shall be divided into subaccounts as determined by the EDCP Committee.

2.31                        “Matching Formula” means, with respect to a Participant, the formula under which matching contributions in the Savings and Retirement Plan under which such Participant is eligible to make contributions are determined for such Participant, determined without regard to any limitations on such matching contributions under Section 401(m) or 415 of the Code, or any limitation of compensation taken into account in determining such matching contributions under Section 401(a)(17) of the Code.  The “Matching Formula” for a Participant for a Deferral Period shall be determined as of the first day of such Deferral Period (or, if such Participant first becomes eligible to participate in the Plan during such Deferral Period, the date as of which he or she first becomes eligible to participate).

2.32                        “Matching Limit” means, with respect to a Participant, the maximum designated percentage of 401(k) Compensation of such Participant that, if contributed by such Participant to the Savings and Retirement Plan, is eligible for a matching contribution under the Matching Formula of the Savings and Retirement Plan under which such Participant is eligible to make contributions.

2.33                        “Participant” means any Employee who has been selected for participation in the Plan.  The term “Participant” also shall include former Participants whose benefits under the Plan have not been fully distributed pursuant to the provisions of the Plan.

2.34                        “Participation Agreement” means the written agreement to defer Salary and/or Bonus submitted by a Participant to the EDCP Committee in accordance with Section 3.2 (Participation Agreement).

2.35                        “Plan” means this Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II, as it may be amended from time to time.

2.36                        “Salary” means the annual base salary earned by the Participant from the Employer during the Deferral Period, before reduction for amounts deferred pursuant to this Plan, the Savings and Retirement Plan, any plan maintained under Section 125 of the Code or any other plan maintained by the Company or an Employer.  Salary does not include expense reimbursements, salary continuation payments except as otherwise provided by an employment agreement or separation agreement, or any form of non-cash compensation and benefits.

2.37                        “Savings and Retirement Plan” means the Harrah’s Entertainment, Inc. Savings and Retirement Plan, as it may be amended from time to time, the Horseshoe Gaming Holding Corp. 401(k) Plan, as it may be amended from time to time, and such other profit-sharing plans qualified under Sections 401(a) and 401(k) of the Code that are maintained by an Employer and designated from time to time by the EDCP Committee.  For purposes of the Plan, with respect to any Participant, “Savings and Retirement Plan” shall mean, for the Deferral Period or any portion thereof, the plan to which such Participant is eligible to make elective deferral contributions during such Deferral Period or portion thereof.

2.38                        “Separation from Service” of a Participant means his or her “separation from service,” with respect to the Company and the Affiliates, within the meaning of Section 409A(a)(2)(A)(i) of the Code, as determined by the Secretary of the Treasury.  The HRC shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Participant has had a “Separation from Service,” and the date of such “Separation from Service.”

2.39                        “Specified Employee” means, with respect to the Company and the Affiliates, a “key employee,” as defined in Section 416(i) of the Code (determined without regard to paragraph (5) thereof) of the corporation, any stock in which is publicly traded on an established securities market, within the meaning of Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

2.40                        “Trust” means the trust established under the Trust Agreement.

2.41                        “Trust Agreement” means that certain trust agreement established pursuant to the Plan between the Company and the Trustee or any trust agreement hereafter established, the provisions of which are incorporated herein by reference.

2.42                        “Trust Fund” means all assets of whatsoever kind or nature held from time to time by the Trustee pursuant to the Trust Agreement and forming a part of this Plan, without distinction as to income and principal and without regard to source, i.e., Employer or Participant contributions or earnings.

2.43                        “Trustee” means the Trustee under the Trust Agreement.

2.44                        “Valuation Date” means the date for valuing the hypothetical Investment Funds maintained under the Plan, which shall be each business day of the Deferral Period.

2.45                        “Years of Vesting Service” means the years of service credited to an individual for vesting purposes under the Savings and Retirement Plan, determined in accordance with all applicable provisions of the Savings and Retirement Plan.

ARTICLE THREE
ELIGIBILITY

3.1                               Selection of Participants.

(a)                                  General.  For purposes of Title I of ERISA, the Plan is intended to be an unfunded plan of deferred compensation covering a select group of management or highly compensated employees of an Employer, within the meaning of Sections 201(1), 301(a)(3) and 401(a)(1) of ERISA.  As a result, participation in the Plan shall be limited to Employees employed in a position classified by the Company as a Director-level position or above, and any other Employees employed by an Employer who are selected for participation in the Plan by the EDCP Committee.  To further ensure compliance with the ERISA participation requirements applicable to this Plan, the Company, in the exercise of its discretion, may exclude from participation in the Plan an individual who otherwise meets the requirements this Section 3.1(a) for any reason, or for no reason, as the Company deems to be appropriate.

(b)                                  Eligibility Date.  An Employee who, as of the Effective Date, is employed in a position classified by the Company as a Director-level position or above, or has been selected for participation in the Plan by the EDCP Committee, shall become eligible to participate in the Plan as of the Effective Date.  Any other Employee shall become eligible to participate in the Plan as of the first day of the Deferral Period on or next following the date on which such Employee is employed in a position classified by the Company as a Director level position or above (or as of such earlier or later date as is designated by the EDCP Committee), or if such Employee is selected for participation in the Plan by the EDCP Committee, the date of participation designated by the EDCP Committee.  The date as of which an Employee first becomes eligible to participate in the Plan shall be referred to as such Employee’s “Eligibility Date.”

(c)                                  Entry into Plan.

(1)                                 Entry on Effective Date.  An Employee who is eligible to participate in the Plan as of the Effective Date shall enter the Plan as of the Effective Date.  If such Participant’s initial Participation Agreement is completed and delivered to the EDCP Committee prior to the Effective Date, the Participant’s Deferral Contributions shall be determined with reference to Compensation earned on or after the Effective Date.

(2)                                 Entry after Effective Date.  Except as provided in paragraph (3), if a Participant becomes eligible to participate in the Plan after the Effective Date, such Participant may elect to begin Plan participation as of the first day of any subsequent Deferral Period.  Such Participant shall complete and deliver his or her Participation Agreement in accordance with the rules and procedures adopted by the EDCP Committee for such purpose on or before the first day of such Deferral Period, and such Participant’s Deferral Contributions shall be determined with reference to Compensation earned on or after the first day of such Deferral Period.

(3)                                 Exception to Entry Requirement.  If a Participant first becomes eligible to participate in the Plan after the Effective Date, such Participant may elect to begin Plan participation during a Deferral Period, if such Participant elects to begin Plan participation within thirty (30) days after his or her Eligibility Date.  Such Participant shall complete and deliver his or her Participation Agreement in accordance with the rules and procedures adopted by the EDCP Committee for such purpose within thirty (30) days after his or her Eligibility Date, and such Participation Agreement shall be effective as of such date following completion and delivery as is determined by the EDCP Committee.  Such Participation Agreement shall apply only with respect to such Participant’s Salary earned on or after the first day of the first full payroll period in the Deferral Period following the effective date of such Participation Agreement, and that portion of the Bonus earned during the portion of the Deferral Period commencing on the effective date of such Participation Agreement, as determined by the EDCP Committee.

(d)                                  No Waiting Periods.  A Participant need not complete any particular period of service in order to be eligible to make Deferral Contributions or to receive Discretionary Contributions.  In order to receive Matching Contributions for a Deferral Period, however, a Participant also must be eligible to receive matching contributions under the Savings and Retirement Plan for that Deferral Period, as determined in accordance with the provisions of the Savings and Retirement Plan.

3.2                               Participation Agreement.

(a)                                  Content of Participation Agreement.

(1)                                 Authorization of Deferral Contributions.  A Participant shall complete and deliver a Participation Agreement evidencing his or her election to participate in the Plan with respect to a Deferral Period, in the manner and at such time as the EDCP Committee shall require.  Except as otherwise provided in Section 3.1(c)(3) (Selection of Participants – Entry into Plan – Exception to Entry Requirement), a Participant must complete and deliver his or her Participation Agreement with respect to the Deferral Period prior to such Deferral Period.  In the Participation Agreement with respect to a Deferral Period, the Participant shall select the amount or rate of his or her Deferral Contributions and authorize the reduction of his or her Compensation in an amount equal to his or her Deferral Contributions.  A Participant’s Participation Agreement shall set forth such other information as the EDCP Committee shall require.

(2)                                 Distribution Elections.  A Participant shall make a Separation from Service Election, or a Distribution Year Election, in his or her Participation Agreement in accordance with Section 8.1 (Distribution Elections).

(3)                                 Subsequent Deferral Periods.  The Participation Agreement made by the Participant for a Deferral Period shall apply to such Deferral Period, and shall apply to each subsequent Deferral Period, except to the extent such Participant completes and delivers a new Participation Agreement prior to the first day of such Deferral Period, as follows:

(A)                              such Participant’s election to defer such Participant’s Salary and Bonus under Sections 4.1 (Participant Contributions) shall be effective for such subsequent Deferral Period,

(B)                                in the event such Participant made a Separation from Service Election, such Participant’s Separation from Service Election (including the form of distribution thereunder) shall be effective for such subsequent Deferral Period, and

(C)                                in the event such Participant made a Distribution Year Election, such Distribution Year Election shall not be effective for such subsequent Deferral Period, and such Participant shall be deemed to have made a Separation from Service Election (and elected distribution in the form of a lump sum payment) for such subsequent Deferral Period.

A Participant may, but shall not be required to, complete and deliver a Participation Agreement for each Deferral Period.

3.3                               Discontinuance of Participation.  Once an Employee is designated as a Participant, he or she shall continue as such for all future Deferral Periods unless and until:  (a) the Participant terminates from employment with the Employer and all Affiliates and receives a full distribution of his Accounts, (b) is no longer categorized as an individual entitled to participate in the Plan pursuant to Section 3.1 (Selection of Participants) above, or (c) the HRC specifically acts to discontinue the Participant’s participation.  The HRC may discontinue a Participant’s participation in the Plan at any time for any or no reason.  If a Participant’s participation is discontinued, the Participant shall no longer be eligible to make Deferral Contributions and shall no longer be eligible for Matching Contributions or Discretionary Contributions.  The Participant shall not be entitled to receive a distribution, however, until the occurrence of one of the events listed in Article Five (Withdrawals upon Unforeseeable Emergency) or Article Eight (Distribution Elections; Payment of Benefits).

3.4                               Reemployment. If a former Employee is rehired by an Employer and is eligible to participate in the Plan, he or she shall reenter the Plan on the first day of any Deferral Period commencing after the date he or she is rehired in accordance with the provisions of Section 3.1 (Selection of Participants).  Such Employee’s reentry into the Plan shall have no impact on any distributions that have been made or are being made in accordance with Article Eight (Distribution Elections; Payment of Benefits).  Any amounts previously forfeited from the Participant’s Accounts pursuant to Section 7.1 (Vesting of Benefits) shall not be restored or reinstated upon the Participant’s subsequent reentry into the Plan.

3.5                               Adoption by Affiliates.  Any Affiliate of the Company may adopt this Plan with the approval of the EDCP Committee.  Any Affiliate that permits an individual to make Deferral Contributions pursuant to Section 4.1 (Participant Contributions) shall be deemed to have adopted the Plan without any further action.  The EDCP Committee’s acceptance of such Deferral Contributions shall evidence the consent of the EDCP Committee to the adoption of the Plan by the Affiliate.  Notwithstanding the foregoing, at the request of the EDCP Committee, the Affiliate shall evidence its adoption of the Plan by an appropriate resolution of its Board of Directors or in such other manner as may be authorized by the EDCP Committee.  By adopting this Plan, the Affiliate shall be deemed to have agreed to make the contributions called for by Article Four (Contributions), agreed to comply with all of the other terms and provisions of this Plan, delegated to the EDCP Committee the power and responsibility to administer this Plan with respect to the Affiliate’s employees, and delegated to the Company the full power to amend or terminate this Plan with respect to the Affiliate’s Employees.

ARTICLE FOUR
CONTRIBUTIONS

4.1                               Participant Contributions.

(a)                                  Salary Deferral Contributions.  Subject to subsection (d), a Participant may elect to defer any whole percentage of such Participant’s Salary earned by him or her during the Deferral Period up to a maximum of seventy-five percent (75%), or such other maximum amount as may be prescribed by the EDCP Committee as the Salary Deferral Contribution limit for all Participants or pursuant to subsection (c).

(b)                                  Bonus Deferral Contributions.  A Participant may elect to defer any whole percentage of any Bonus earned by him or her during the Deferral Period (which may be paid during the applicable Deferral Period or after the close of the applicable Deferral Period), up to a maximum of ninety percent (90%), or such other maximum amount as may be prescribed by the EDCP Committee as the Bonus Deferral Contribution limit for all Participants or pursuant to subsection (c).

(c)                                  Excess Deferral Contributions.  The EDCP Committee may, in its discretion, permit an individual Participant to make Deferral Contributions in excess of the limitations set forth in or established in accordance with this Section 4.1, or place additional restrictions on an individual Participant’s Deferral Contributions, prior to the first day of the Deferral Period for which such permission or additional limitation is to be effective.  All Deferral Contributions under this Plan shall be made in accordance with such rules and procedures regarding Participant deferrals as may be promulgated by the EDCP Committee from time to time.  All Participant elections are subject to the timing requirements set forth in Section 3.2 (Participation Agreement).

(d)                                  Mandatory Salary Deferral Contributions.  If a Participant is required under the terms of such Participant’s employment agreement with the Employer to defer that portion of such Participant’s Salary in excess of one million dollars ($1,000,000) (or such other amount as specified in such agreement), the portion of such Participant’s Salary earned during the Deferral Period in excess of such amount shall be deferred pursuant to this subsection (d).  The EDCP Committee shall determine the amount required to be deferred from such Participant’s Salary for each pay period during the Deferral Period.  Such Participant may elect to defer the remainder of his or her Salary in accordance with subsection (a).

4.2                               Matching Contributions.

(a)                                  Each Employer shall make a Matching Contribution on behalf of each of its Participants who has elected to make Salary Deferral Contributions during the Deferral Period under Section 4.1 (Participant Contributions), and is eligible to receive a matching contribution under the Savings and Retirement Plan.  No Matching Contributions shall be made with respect to Bonus Deferral Contributions.  The Matching Contribution shall be credited to each eligible Participant’s Matching Contribution Account as of the year-end Valuation Date or date of termination.

(b)                                  The Matching Contribution for each eligible Participant shall equal the excess (if any) of:

(1)                                 the matching contributions that would have been made for such Participant under the Savings and Retirement Plan, determined under the Matching Formula, based on the sum of

(A)                              the Participant’s 401(k) Matchable Deferrals for the plan year of the Savings and Retirement Plan coinciding with the Deferral Period, plus

(B)                                the Participant’s Salary Deferral Contributions in the Deferral Period,

up to the Matching Limit as applied to the Participant’s Salary, less

(2)                                 the Participant’s 401(k) Matching Contributions for the plan year of the Savings and Retirement Plan coinciding with such Deferral Period.

4.3                               Change or Suspension of Contributions.

(a)                                  Rules.  Any and all changes or suspensions of Deferral Contributions made pursuant to this Section 4.3 shall be made in accordance with rules promulgated by the EDCP Committee.

(b)                                  Salary Deferral Contributions.

(1)                                 A Participant may change the amount or percentage of his or her Salary Deferral Contributions under Section 4.1(a) (Participant Contributions – Salary Deferral Contributions), or suspend his or her Salary Deferral Contributions under Section 4.1(a), prior to the beginning of any Deferral Period.  Any change in the amount or percentage of the Salary Deferral Contributions to be made from any Salary, or suspension of Salary Deferral Contributions, shall be effective with respect to Salary earned on or after the first day of the first full pay period of the next following Deferral Period.

(2)                                 A Participant may not change or suspend the amount of his or her Salary Deferral Contributions for a Deferral Period under Section 4.1(d) (Participant Contributions – Mandatory Salary Deferral Contributions).

(c)                                  Bonus Deferral Contributions.

(1)                                 A Participant may change the amount or percentage of his or her Bonus Deferral Contributions under Section 4.1(b) (Participant Contributions – Bonus Deferral Contributions), or suspend his or her Bonus Deferral Contributions under Section 4.1(b), prior to the beginning of any Deferral Period.  Any change in the amount or percentage of the Bonus Deferral Contributions to be made from any Bonus shall be effective with respect to Bonus earned on or after the first day of the next following Deferral Period.

(2)                                 Notwithstanding paragraph (1), the EDCP Committee, in its discretion, may permit a Participant to change the amount or percentage of his or her Bonus Deferral Contributions under Section 4.1(b), or suspend his or her Bonus Deferral Contributions under Section 4.1(b), to the extent such Participant’s Bonus constitutes performance-based compensation based on services performed over a period of at least twelve (12) months (within the meaning of Section 409A(a)(4)(B)(iii) of the Code and the Treasury Regulations thereunder), not later than six months before the end of the service period of such Bonus, in accordance with Section 409A(a)(4)(B)(iii) of the Code and the Treasury Regulations thereunder.

(d)                                  Future Participation.  A Participant’s election to make no Deferral Contributions to the Plan during one or more Deferral Periods, or to suspend his or her Deferral Contributions, shall not affect his or her continued participation in the Plan or his or her ability to resume his Deferral Contributions to the Plan in a future Deferral Period.

4.4                               Discretionary Contributions.  With the approval of the EDCP Committee, each Employer, in its sole discretion, may make a Discretionary Contribution on behalf of such Participants as it designates.  The amount of the Discretionary Contribution shall be determined by the Employer in its sole discretion, and approved by the EDCP Committee.  All Discretionary Contributions shall be credited to the Participant’s Discretionary Contribution Account as of the time designated by the Employer or the EDCP Committee.  Discretionary Contributions may be subject to additional requirements, including vesting and withdrawal limitations (which shall be in addition to the withdrawal and distribution limitations of Articles Five (Withdrawals upon Unforeseeable Emergency) and Eight (Distribution Elections; Payment of Benefits), as established by the Company or the EDCP Committee.  Any Discretionary Contributions made under this Section 4.4 shall be made in accordance with the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder.

ARTICLE FIVE
WITHDRAWALS UPON UNFORESEEABLE EMERGENCY

5.1                               Unforeseeable Emergency Withdrawals.

(a)                                  General.

(1)                                 A Participant may elect to receive a withdrawal from his or her Accounts upon the occurrence of an Unforeseeable Emergency.  Such Participant may elect to receive a withdrawal by completing and delivering an election with the EDCP Committee in accordance with the uniform procedures promulgated by the EDCP Committee.

(2)                                 The election to receive a withdrawal upon the occurrence of an Unforeseeable Emergency by a Participant who is entitled to a distribution under Article Eight (Distribution Elections; Payment of Benefits) shall override the distribution election in effect for such Participant under Article Eight with respect to the amount to be withdrawn, both as to form of payment and timing of payment.  If installment payments to such Participant have begun at the time an election for a withdrawal upon the occurrence of an Unforeseeable Emergency is made, the election shall apply only with respect to the unpaid balance of such Participant’s Accounts.

(3)                                 The amount to be distributed to a Participant who elects a withdrawal upon the occurrence of an Unforeseeable Emergency shall not exceed the amounts necessary to satisfy such Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the withdrawal, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), as determined by the EDCP Committee in accordance with Section 409A(a)(2)(B)(ii)(II) of the Code and the Treasury Regulations thereunder.

(4)                                 For purposes of this Section 5.1, “Unforeseeable Emergency” with respect to a Participant shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the EDCP Committee in accordance with Section 409A(a)(2)(B)(ii)(I) of the Code and the Treasury Regulations thereunder.

(5)                                 For purposes of determining the amount to be distributed to such Participant, the Participant’s Accounts shall be valued as of the Valuation Date immediately preceding the date the withdrawal election is approved by the EDCP Committee.  The amount to be distributed to a Participant who elects a withdrawal upon the occurrence of an Unforeseeable Emergency shall not exceed such Participant’s vested interest in his or her Accounts.  The Participant’s vested interest in his or her Matching Contribution Account and Discretionary Contribution Account shall be determined as of the Valuation Date immediately preceding the date the withdrawal election is approved by the EDCP Committee.

(6)                                 The amount to be distributed to the Participant pursuant to such Participant’s election to receive a withdrawal upon the occurrence of Unforeseeable Emergency shall be paid in a lump sum payment within thirty (30) days following the approval of the Participant’s withdrawal election by the EDCP Committee.

(b)                                  Suspension of Participation.  If a Participant receives a withdrawal upon the occurrence of Unforeseeable Emergency, the Participant’s Deferral Contributions to the Plan shall be suspended for the remainder of the Deferral Period during which the withdrawal is distributed to the Participant, to the extent required under Section 409A(a)(2)(B)(ii) of the Code and the Treasury Regulations thereunder.  Upon expiration of the suspension period described in the preceding sentence, the Participant shall be permitted to submit a new Participation Agreement in accordance with Section 3.2 (Participation Agreement) and to begin making Deferral Contributions with respect to Compensation earned on or after the first day of the first payroll period of the next following Deferral Period.

5.2                               Account Adjustments.  A Participant’s withdrawal upon the occurrence of Unforeseeable Emergency shall be charged on a pro rata basis to the Participant’s vested interests in the subaccounts in such Participant’s Accounts.

ARTICLE SIX
CREDITING OF CONTRIBUTIONS AND INCOME

6.1                               Account Allocations.  All Deferral Contributions shall be credited to the Participant’s Deferral Contribution Account.  All Matching Contributions shall be credited to the

Participant’s Matching Contribution Account, and all Discretionary Contributions shall be credited to the Participant’s Discretionary Contribution Account.  All credits and charges to all Participants’ Accounts shall be done in accordance with the policies and procedures of the EDCP Committee.  All transfers to payments from and charges against an Account shall be charged against the Account as of the Valuation Date on which the transaction occurs.  The Accounts are bookkeeping accounts only, and the EDCP Committee is not in any way obligated to segregate assets for the benefit of any Participant.

6.2                               Subaccounts.  The EDCP Committee may divide any Account into such subaccounts as it deems necessary and desirable.

6.3                               Hypothetical Investment Funds.  The EDCP Investment Committee shall establish a series of hypothetical Investment Funds for use pursuant to this Article Six.

6.4                               Investment Direction.  A Participant shall direct the hypothetical investment of his Deferral Contribution Account, Matching Contribution Account, and Discretionary Contribution Account among the Investment Funds in the manner (including, but not limited to, writing, electronic, internet, intranet, voice response or telephonic) established by the EDCP Committee.  The Participant’s Deferral Contribution Account, Matching Contribution Account and Discretionary Contribution Account shall not be invested in the Investment Funds, but the value of the Participant’s Accounts shall be measured by the performance of the Investment Funds selected.  Any and all changes to a Participant’s Investment Fund allocation shall be made in accordance with the uniform procedures of the EDCP Committee, which shall permit changes in Investment Fund allocations on a quarterly or more frequent basis.  If a Participant fails to direct the hypothetical investment of his or her Accounts in the manner established by the EDCP Committee, the Participant shall be deemed to have selected the default hypothetical Investment Fund(s) selected by the EDCP Investment Committee for such purpose, in the discretion of the EDCP Committee and in accordance with its uniform policies and procedures.

6.5                               Rate of Return.  A Participant’s Accounts shall be adjusted on each Valuation Date to reflect investment gains and losses as if the Accounts were invested in the hypothetical Investment Funds selected by the Participant in accordance with Section 6.4 (Investment Direction) and charged with any and all reasonable expenses related to the administration of the Plan including, but not limited to, the reasonable expenses of carrying out the hypothetical investment directions related to each Account.  The earnings and losses allocated to any Account shall be allocated among the subaccounts of that Account in the same manner.  The earnings and losses determined by the EDCP Investment Committee in good faith and in its discretion pursuant to this Article Six shall be binding and conclusive on the Participant, the Participant’s Beneficiary and all parties claiming through them.

6.6                               Application to Beneficiaries.  The provisions of this Article Six shall also apply to the Beneficiaries of a deceased Participant.

6.7                               EDCP Investment Committee.

(a)                                  Membership.  The EDCP Investment Committee shall be appointed by action of the HRC.  The EDCP Investment Committee members shall serve without compensation but shall be reimbursed for all expenses by the Company.  The EDCP Investment Committee shall conduct itself in accordance with the provisions of this Section. The members of the EDCP Investment Committee may resign with thirty (30) days notice in writing to the Company and may be removed immediately at any time by written notice from the HRC.  The EDCP Investment Committee may have duties with respect to other plans of the Company that are similar or identical to its duties under the Plan.

(b)                                  Appointment of Agents.  The EDCP Investment Committee may appoint such other agents, who need not be members of the EDCP Investment Committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the EDCP Investment Committee may deem expedient or appropriate.  The compensation of any agents who are not employees of the Company shall be fixed by the committee within any limitations set by the HRC.

(c)                                  Majority Vote. On all matters, questions and decisions, the action of the EDCP Investment Committee shall be determined by a majority vote of its members.  They may meet informally or take any ordinary action without the necessity of meeting as a group.  All instruments executed by the EDCP Investment Committee shall be executed by a majority of its members or by any member of the EDCP Investment Committee designated to act on its behalf.

(d)                                  Allocation of Responsibilities.  The EDCP Investment Committee may allocate responsibilities among its members or designate other persons to act on its behalf.  Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the EDCP Investment Committee.

(e)                                  Indemnification.  The Company shall indemnify and hold harmless the members of the EDCP Investment Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the EDCP Investment Committee, except in the case of gross negligence or willful misconduct.

ARTICLE SEVEN
VESTING

7.1                               Vesting of Accounts.

(a)                                  Deferral Contributions.  Each Participant shall at all times have a fully vested interest in his or her Deferral Contribution Account, and a Participant’s rights and interest therein shall not be forfeitable for any reason.

(b)                                  Matching Contributions.

(1)                           Full Vesting.  Each Participant shall have a fully vested interest in his or her Matching Contribution Account on and after the first to occur of the following events:

(A)                              the Participant’s attainment of age 60;

(B)                                the Participant’s date of death;

(C)                                the Participant’s Disability;

(D)                               a Change of Control;

(E)                                 termination of the Plan; or

(F)                                 the completion of five Years of Vesting Service.

(2)                                 Vesting Schedule.  If a Participant terminates employment with an Employer at a time when the Participant does not have a fully vested interest in his or her Matching Contribution Account, the Participant’s vested interest shall be determined in accordance with the applicable vesting schedule for matching contributions in effect under the Savings and Retirement Plan in which such Participant was last eligible to make 401(k) Contributions.

(3)                                 Forfeiture. A Participant’s vested interest in his or her Matching Contribution Account shall be determined as of the Valuation Date immediately preceding his or her termination of employment with the Company and all Affiliates.  Any portion of a Participant’s Matching Contribution Account which is not vested shall be forfeited in the first Deferral Period in which his or her termination of employment with the Company and all Affiliates occurs.

(c)                                  Discretionary Contributions.  Except as provided by the Employer or EDCP Committee at the time a Discretionary Contribution is made, each Participant shall vest in his or her Discretionary Contribution Account in the same manner he or she vests in his or her Matching Contribution Account.  A Participant’s vested interest in his or her Discretionary Contribution Account shall be determined as of the Valuation Date immediately preceding his or her termination of employment with the Company and all Affiliates. Any portion of a Participant’s Discretionary Contribution Account which is not vested shall be forfeited in the first Deferral Period in which his or her termination of employment with the Company and all Affiliates occurs.

7.2                               Changes in Vesting Schedule.  In the event that an amendment to this Plan or the Savings and Retirement Plan directly or indirectly changes the vesting provisions of Section 7.1 (Vesting of Benefits), the vested percentage for each Participant in his or her benefit accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment.

ARTICLE EIGHT
DISTRIBUTION ELECTIONS; PAYMENT OF BENEFITS

8.1                               Distribution Elections.  A Participant shall make, in his or her Participation Agreement with respect to a Deferral Period, either:  a Separation from Service Election under subsection (b), or a Distribution Year Election under subsection (c).  Such Separation from Service Election or Distribution Year Election shall apply to the distribution of the subaccounts of such Participant’s Accounts to which his or her Deferral Contributions, Matching Contributions and Discretionary Contributions for such Deferral Period are credited.

(a)                                  Subaccounts.  A Participant’s Deferral Contributions for a Deferral Period shall be credited to the subaccount for such Deferral Period under such Participant’s Deferral Contribution Account.  Such Participant’s Matching Contributions for a Deferral Period (if any) shall be credited to the subaccount for such Deferral Period under such Participant’s Matching Contribution Account.  Such Participant’s Discretionary Contributions for a Deferral Period (if any) shall be credited to the subaccount for such Deferral Period under such Participant’s Discretionary Contribution Account.  Such Participant’s Separation from Service Election or Distribution Year Election for such Deferral Period shall apply to distributions from the subaccounts of such Participant’s Accounts for such Deferral Period.

(b)                                  Separation from Service Election.  A Participant’s Separation from Service Election with respect to a Deferral Period shall provide for the distribution of the subaccounts of such Participant’s Accounts for such Deferral Period upon such Participant’s Separation from Service, except as otherwise provided under Section 8.3(b).

(1)                                 Form of Distribution.  Such Participant may select the form of distribution for purposes of distributions from the subaccounts of such Participant’s Accounts for such Deferral Period.  Such Participant may select distribution in the form of a lump sum payment, or monthly installment payments over a period of years.  If such Participant selects distribution in the form of monthly installment payments, such Participant shall designate the period of years (which shall be not less than one and not more than fifteen (15)) over which such monthly installment payments shall be made.  If such Participant fails to select a form of distribution for purposes of distributions from the subaccounts of such Participant’s Accounts for a Deferral Period, such distributions shall be made in a lump sum payment.

(2)                                 Prohibition on Change of Separation from Service Election.  Such Participant may not change his or her Separation from Service Election with respect to a Deferral Period, or the form of distribution of the subaccounts of such Participant’s Accounts for such Deferral Period.

(c)                                  Distribution Year Election.  A Participant’s Distribution Year Election with respect to a Deferral Period shall provide for the distribution of the subaccounts of such Participant’s Accounts for such Deferral Period upon the earlier of:  the first day of the Distribution Year (as selected by the Participant), or the Participant’s Separation from Service, except as otherwise provided under Section 8.2 or 8.3(b).

(1)                                 Distribution Year.  Such Participant shall select the Distribution Year for purposes of distributions from the subaccounts of such Participant’s Accounts for a Deferral Period.  The Distribution Year shall be not earlier than the second calendar year following the Deferral Period, and shall be not later than the twentieth calendar year following the Deferral Period.

(2)                                 Form of Distribution.  The distribution of the subaccounts of such Participant’s Accounts for such Deferral Period shall be made in a lump sum payment.

(3)                                 Change to Distribution Year Election.  A Participant may change such Participant’s Distribution Year Election with respect to a Deferral Period in accordance with Section 8.2.

(d)                                  Separate Elections.  A Participant may make a separate Separation of Service Election or Distribution Year Election with respect to each Deferral Period.

8.2                               Changes of Distribution Year Election.

(a)                                  Election to Change Distribution Selections.  A Participant may change a Distribution Year Election (as set forth in such Participant’s Participation Agreement in effect for such Deferral Period), following the commencement of such Deferral Period, in accordance with this Section 8.2.  Such Participant shall complete and deliver an election to change his or her Distribution Year Election in accordance with the rules and procedures adopted by the EDCP Committee for such purpose.

(b)                                  Change of Distribution Year.

(1)                                 Such Participant may make a new Distribution Year Election for purposes of such distributions of the subaccounts of such Participant’s Accounts for such Deferral Period by electing a new Distribution Year that is not less than five years later than the Distribution Year previously selected by such Participant; provided, however, that the new Distribution Year shall not be later than the twentieth calendar year following the Deferral Period.

(2)                                 In the event a Participant makes a new Distribution Year Election with respect to a Deferral Period, and such new Distribution Year Election becomes effective, the distribution of the subaccounts of Participant’s Accounts for such Deferral Period shall be made upon the earlier of:  (A) the first day of the new Distribution Year, or (B) the fifth anniversary of such Participant’s Separation from Service.

(c)                                  Additional Changes.  A Participant may make subsequent new Distribution Year Elections with respect to a Deferral Period, subject to the requirements of paragraph (b)(1) and subsection (d), and the distribution of the subaccounts of such Participant’s Accounts for such Deferral Period shall be made upon the earlier of:  (A) the new Distribution Year (selected by the Participant), or (B) five years later than then date such distribution would have been made in the event of such Participant’s Separation from Service under the Participant’s next preceding Distribution Year Election.

(d)                                  Limitations on Distribution Changes.  A Participant may not change his or her Separation from Service Election with respect to a Deferral Period.  A Participant may change his or her Distribution Year Election applicable to the subaccounts of such Participant’s Accounts for a Deferral Period in accordance with subsection (b), subject to this subsection (d).  A Participant’s new Distribution Year Election shall be subject to the following limitations:

(1)                                 The Participant’s election of a new Distribution Year Election applicable to the subaccounts of such Participant’s Accounts for a Deferral Period shall not take effect until at least twelve (12) months after the new Distribution Year Election is made in accordance with Section 409A(a)(4)(C)(i) of the Code and the Treasury Regulations thereunder.  If the distribution from the subaccounts of such Participant’s Accounts for such Deferral Period is made before the new Distribution Year Election becomes effective, the new Distribution Year Election shall not thereafter become effective, and the distribution from the subaccounts of such Participant’s Accounts for such Deferral Period shall be made in accordance with the Distribution Year Election, as in effect prior to the new Distribution Year Election.

(2)                                 The Participant’s election of a new Distribution Year, in accordance with subsection (b) or (c) for the subaccounts of such Participant’s Accounts for a Deferral Period shall provide that each payment with respect to which such new Distribution Year Election is made be deferred for a period of not less than five years from the date such payment would otherwise have been made, as determined in accordance with Section 409A(a)(4)(C)(ii) of the Code and the Treasury Regulations thereunder.

(3)                                 The Participant’s election of a new Distribution Year Election in accordance with subsection (b) or (c) for the subaccounts of such Participant’s Accounts for a Deferral Period shall not be made less than twelve (12) months prior to the date of the first scheduled distribution payment under the Distribution Year Election in effect for the subaccounts of such Participant’s Accounts for such Deferral Period in accordance with Section 409A(a)(4)(C)(iii) of the Code and the Treasury Regulations thereunder.

(e)                                  Compliance with Section 409A of the Code.  Any change to a Participant’s Distribution Year Election shall be made in accordance with Section 409A(a)(4)(C) of the Code and the Treasury Regulations thereunder.

8.3                               Time of Payment.

(a)                                  A Participant’s Accounts shall be distributed in accordance with the Separation from Service Election or Distribution Year Election for the subaccounts of such Participant’s Accounts for each Deferral Period.

(b)                                  The distributions from the subaccounts of a Participant’s Accounts for a Deferral Period shall be made or commence upon the earliest of:

(1)                                 the first day of the Distribution Year (if any) selected by such Participant (in the case of subaccounts subject to such Participant’s Distribution Year Election), or

(2)                                 the Participant’s Separation from Service (or such later date is determined under Sections 8.2(b), (c) and (d)); or

(3)                                 the Participant’s death;

provided, however, that, in the case of a Participant who is a Specified Employee, the distributions of the subaccounts of such Participant’s Accounts for such Deferral Period shall not be made before the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death) in accordance with Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

8.4                               Form of Payments.

(a)                                  Separation from Service Election Payments.  In the event a Participant made a Separation from Service Election with respect to a Deferral Period, the distribution from the subaccounts in such Participant’s Accounts for such Deferral Period shall be made in a lump sum payment, or in monthly installment payments, in accordance with Sections 8.1 (Distribution Elections).  Such distribution payment or payments shall be made or commence not later than sixty (60) days after the date determined under Section 8.3(b).

(b)                                  Distribution Year Election Payment.  In the event a Participant made a Distribution Year Election with respect to a Deferral Period, the distribution from the subaccounts in such Participant’s Accounts for such Deferral Period shall be made to such Participant in a lump sum payment.  Such lump sum payment shall be made not later than sixty (60) days after the date determined under Section 8.3(b).

(c)                                  Payments upon Death.

(1)                                 In the event of a Participant’s death prior to such Participant’s Separation from Service, the distributions from the subaccounts of such Participant’s Accounts for all Deferral Periods shall be made to his or her Beneficiary in a lump sum payment.  Such lump sum payment shall be made not later than sixty (60) days after the date determined under Section 8.3(b).

(2)                                 In the event of a Participant’s death after his or her Separation from Service, the distributions from the subaccounts of such Participant’s Accounts shall be made or continue to be made to his or her Beneficiary in accordance with the Participant’s Separation from Service Election or Distribution Year Election in accordance with Sections 8.1 and 8.2, and distribution payments shall be made to the Beneficiary in the same form as such distribution payments would have been made to such Participant.

(d)                                  Installment Payments.

(1)                                 In the event a Participant makes a Separation from Service Election, and elects distribution in the form of installment payments, the amount of each monthly installment in any calendar year for the distribution of the subaccounts in a Participant’s Accounts for a Deferral Period shall be calculated as follows.  The amount of the monthly installment shall be determined before the first installment is paid and on each January 1st in all subsequent calendar years.  The amount of each monthly installment for such calendar year shall be determined by dividing:  (A) the number of remaining monthly installments into (B) the Participant’s vested balance in the subaccounts in the Participant’s Accounts for such Deferral Period, determined as of the last Valuation Date of the prior month.  A Participant’s last installment payment shall be adjusted as needed to reflect investment gains or losses.  If the vested balance in the Participant’s Accounts for such Deferral Period, determined as of the last Valuation Date of the month prior to the month in which the installment payments are to commence is less than $50,000, such vested balance shall be paid to the Participant in a lump sum payment not later than sixty (60) days after such Valuation Date, to the extent permitted under Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder.

(2)                                 If installment payments are made, the provisions of Sections 6.3, 6.4 and 6.5 shall continue to apply to the unpaid interest in the relevant subaccounts.

8.5                               Beneficiary Designations.

(a)                                  General.  In the event of the death of the Participant, the Participant’s vested interest in his or her Accounts shall be paid to the Participant’s Beneficiary as described in Section 8.4(c).  Each Participant shall have the right to designate, in the manner specified by the EDCP Committee, a Beneficiary or Beneficiaries to receive his benefits hereunder in the event of the Participant’s death.

(b)                                  Spousal Consent Requirements.  If the Participant is married at the time the Beneficiary designation is filed, the Participant must designate his spouse as the Beneficiary of at least 50% of the Participant’s Accounts or provide the spouse’s consent to the designation of a Beneficiary other than the spouse. If a Participant marries or divorces after a Beneficiary designation is filed, the designation will no longer be effective.

(c)                                  Revised Designations.  Subject to the spousal consent requirements noted above, each Participant may change his Beneficiary designation from time to time in the manner described above.  Upon receipt of such designation by the EDCP Committee, such designation or change of designation shall become effective as of the date of the notice, whether or not the Participant is living at the time the notice is received.  There shall be no liability on the part of the Employer, the EDCP Committee or the Trustee with respect to any payment authorized by the EDCP Committee in accordance with the most recent Beneficiary designation of the Participant in the possession of the EDCP Committee before the EDCP Committee receives a more recent Beneficiary designation.

(d)                                  Deemed Beneficiary Designations.  If no designated Beneficiary is living when benefits become payable, or if there is no designated Beneficiary, the Beneficiary shall be the Participant’s spouse.  If there is no living spouse, the Beneficiary shall be the Participant’s estate.  If the designated Beneficiary dies after the payment of benefits begin, then the Beneficiary for the remainder of the benefits payable shall be the estate of the Beneficiary.

8.6                               Prohibition on Acceleration of Distributions.  The time or schedule of payment of any withdrawal or distribution under the Plan shall not be subject to acceleration, except as provided under Treasury Regulations promulgated in accordance with Section 409A(a)(3) of the Code.

8.7                               Withholding and Payroll Taxes.  The Employer shall withhold from Plan payments any taxes required to be withheld from such payments under federal, state or local law.

Any withholding of taxes or other amounts required by federal, state or local law with respect to amounts credited to a Participant’s Accounts including, but not limited to, tax due under the Federal Insurance Contributions Act, shall be withheld, to the maximum extent possible, from the portion of the Participant’s Salary or Bonus that is not contributed to this Plan.  Any withholding amounts that cannot be withheld in accordance with the preceding sentence shall be withheld from the Participant’s Deferral Contributions.

ARTICLE NINE
ADMINISTRATION OF THE PLAN

9.1                               Adoption of Trust.  The Company shall enter into a Trust Agreement with the Trustee, which Trust Agreement shall form a part of this Plan and is hereby incorporated herein by reference.

9.2                               Powers of the EDCP Committee.

(a)                                  Plan Administrator.  The EDCP Committee shall be the administrator of the Plan and shall be responsible for the administration of the Plan.

(b)                                  General Powers of the EDCP Committee.  The EDCP Committee shall have the power and discretion to perform the administrative duties described in this Plan or required for proper administration of the Plan and shall have all powers necessary to enable it to properly carry out such duties.  Without limiting the generality of the foregoing, the EDCP Committee shall have the power and discretion to construe and interpret this Plan, to hear and resolve claims relating to this Plan, and to decide all questions and disputes arising under this Plan.  The EDCP Committee shall determine, in its discretion, the service credited to the Participants, the status and rights of a Participant, and the identity of the Beneficiary or Beneficiaries entitled to receive any benefits payable hereunder on account of the death of a Participant.  The decision or action of the EDCP Committee in respect of any question arising under or in connection with the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having an interest in the Plan.

(c)                                  Distributions.  Except as is otherwise provided hereunder, the EDCP Committee shall determine the manner and time of payment of benefits under this Plan.  All benefit disbursements by the Trustee shall be made upon the instructions of the EDCP Committee.

(d)                                  Decisions Conclusive.  The decision of the EDCP Committee upon all matters within the scope of its authority shall be binding and conclusive upon all persons.

(e)                                  Reporting.  The EDCP Committee shall file all reports and forms lawfully required to be filed by the EDCP Committee and shall distribute any forms, reports or statements to be distributed to Participants and others.

(f)                                    Trust Fund.  The EDCP Committee shall keep itself advised with respect to the funded status and investment of the Trust Fund.

9.3                               Creation of Committee.  The EDCP Committee shall be appointed by the Chief Executive Officer of the Company.  The EDCP Committee must consist of at least three members.  The EDCP Committee members shall serve without compensation but shall be reimbursed for all expenses by the Company.  The EDCP Committee shall conduct itself in accordance with the provisions of this Article Nine.  The members of the EDCP Committee may resign with thirty (30) days notice in writing to the Company and may be removed immediately at any time by written notice from the Company.  The EDCP Committee may have duties with respect to other plans of the Company that are or identical to its duties under the Plan.

9.4                               Appointment of Agents.  The EDCP Committee may appoint such other agents, who need not be members of the EDCP Committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the EDCP Committee may deem expedient or appropriate.  The compensation of any agents who are not employees of the Company shall be fixed by the committee within any limitations set by the HRC.

9.5                               Majority Vote and Execution of Instruments.  In all matters, questions and decisions, the action of the EDCP Committee shall be determined by a majority vote of its members.  They may meet informally or take any ordinary action without the necessity of meeting as a group.  All instruments executed by the EDCP Committee shall be executed by a majority of its members or by any member of the EDCP Committee designated to act on its behalf.

9.6                               Allocation of Responsibilities.  The EDCP Committee may allocate responsibilities among its members or designate other persons to act on its behalf.  Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the EDCP Committee.

9.7                               Conflict of Interest.  No member of the EDCP Committee who is a Participant shall take any part in any action in connection with his participation as an individual.  Such action shall be voted or decided by the remaining members of the EDCP Committee.

9.8                               Indemnification.  The Company shall indemnify and hold harmless the members of the EDCP Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the EDCP Committee, except in the case of gross negligence or willful misconduct.

9.9                               Action Taken by Employer.  Any action to be taken by an Employer shall be taken by resolution adopted by its board of directors or appropriate board committee; provided, however, that by resolution, the board of directors or appropriate board committee may delegate to any committee of the board or any officer of the Employer the authority to take any actions under this Plan, other than the power to determine the basis of Employer contributions.

9.10                        Discretionary Authority.  All delegations of responsibility set forth in this document regarding the determination of benefits and the interpretation of the terms of the Plan confer discretionary authority upon the person delegated such responsibility.

9.11                        Participant Statements.  The EDCP Committee shall provide a statement of Plan Accounts to each Participant and Beneficiary on a quarterly or more frequent basis, as determined by the EDCP Committee in its discretion.  Such statement of Plan Accounts shall reflect the amounts allocated to each Account maintained for the Participant, the Participant’s vested interest in his Accounts, any distributions, withdrawals or expenses charged against the Participant’s Account, the hypothetical investment earnings and losses on the Participant’s Account, and any other information deemed appropriate by the EDCP Committee.

9.12                        Compliance with Section 409A of the Code.  The Plan shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder.

ARTICLE TEN
CLAIMS REVIEW PROCEDURE

10.1                        General.

(a)                                  A Participant or Beneficiary who believes that he or she has not received the benefits to which he or she is entitled may assert a claim for benefits under the Plan in accordance with the claims procedure of this Article Ten.  The claims procedure of this Article Ten shall be applied in accordance with Section 503 of ERISA and Department of Labor Regulation Section 2560.503-1.  A Participant or Beneficiary may assert a benefit claim, or appeal the denial of a benefits claim, through such Participant’s or Beneficiary’s authorized representative, provided that such Participant or Beneficiary has submitted a written notice evidencing the authority of such representative to the EDCP Committee.  A Participant or Beneficiary asserting a benefits claim shall be referred to as a “Claimant” under this Article Ten.

(b)                                  A Claimant shall submit his or her benefits claim under the Plan in writing to the EDCP Committee.  The Claimant may include documents, records or other information relating to the benefits claim for review by the EDCP Committee in connection with such benefits claim.

10.2                        Benefit Determination.

(a)                                  The EDCP Committee shall review the Claimant’s benefits claim (including any documents, records or other information submitted with such benefits claim) and determine whether such benefits claim shall be approved or denied in accordance with the Plan.

(b)                                  In the event that a Claimant’s benefits claim is wholly or partially denied, the EDCP Committee shall provide to the Claimant with written notice of the denial within a reasonable period of time, but not later than ninety (90) days after the receipt of the benefits claim by the EDCP Committee, unless the EDCP Committee determines that special circumstances require an extension of time for making a determination with respect to the benefits claim.  If the EDCP Committee determines that an extension of time for making a determination with respect to the benefits claim is required, the EDCP Committee shall provide the Claimant with written notice of such extension prior to the end of the initial ninety (90) day period.  The extension of time shall not exceed a period of ninety (90) days from the end of such initial period.  The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the EDCP Committee expects to render the benefit determination.

(c)                                  The notice of denial of the Claimant’s benefits claim shall set forth:

(1)                                 the specific reason or reasons for the denial;

(2)                                 references to specific Plan provisions on which the denial is based;

(3)                                 a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why the material or information is necessary; and

(4)                                 a description of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the appeal of the denial of the benefits claim.

(d)                                  The Claimant may appeal any denial of the benefits claim in writing to the EDCP Committee within sixty (60) days after receipt of the EDCP Committee’s notice of denial of benefits claim.  The Claimant’s failure to appeal the denial of the benefits claim by the EDCP Committee in writing within the sixty (60) day period shall render the EDCP Committee’s determination final, binding, and conclusive.

10.3                        Appeals.

(a)                                  A Claimant may appeal the denial of a benefits claim to the EDCP Committee.  The EDCP Committee shall review the appeal of the denial of the benefits claim and make a final determination as to whether the benefits claim should be approved or denied in accordance with the Plan.

(b)                                  The Claimant shall be afforded the opportunity to submit written comments, documents, records, and other information relating to the benefits claim, and the Claimant shall be provided, upon request and free of charge, reasonable access to all documents, records, and other information relevant to the Claimant’s benefits claim.  A document, record or other information shall be considered “relevant” to the benefits claim, as provided in Department of Labor Regulation Section 2560.503-1(m)(8).  The review on appeal by the EDCP Committee shall take into account all comments, documents, records, and other information submitted by the Claimant, without regard to whether such information was submitted or considered in the EDCP Committee’s initial determination with respect to the benefits claim.  The EDCP Committee shall advise the Claimant in writing of the EDCP Committee’s determination of the appeal within sixty (60) days of the claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a determination within the sixty (60) day period infeasible, but in no event shall the EDCP Committee render a determination regarding the denial of a claim for benefits later than one hundred twenty (120) days after its receipt of a request for review.  If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the date the extension period commences.

(c)                                  The notice of denial of the Claimant’s appeal of the denial of the Claimant’s benefit claim shall set forth:

(1)                                 the specific reason or reasons for the denial of the appeal;

(2)                                 reference to the specific Plan provisions on which the denial of the appeal is based;

(3)                                 a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s benefits claim (and a document, record or other information shall be considered “relevant” to the benefits claim, as provided in Department of Labor Regulation Section 2560.503-1(m)(8)); and

(4)                                 a statement describing Claimant’s right to bring an action under ERISA Section 502(a).

(d)                                  If, upon appeal, the EDCP Committee shall grant the relief requested by the Claimant, then, in addition, the EDCP Committee shall award to the Claimant reasonable fees and expenses of counsel, or any other duly authorized representative of Claimant, which shall be paid by the Company.  The determination as to whether such fees and expenses are reasonable shall be made by the Company in its sole and absolute discretion and such determination shall be binding and conclusive on all parties.

10.4                        Notice of Denials.  The EDCP Committee’s notice of denial of a benefits claim shall identify the address to which the Claimant may forward his appeal.

ARTICLE ELEVEN
LIMITATION ON ASSIGNMENT; PAYMENTS TO LEGALLY
INCOMPETENT DISTRIBUTEE

11.1                        Anti-Alienation Clause.  No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void.  No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent as may be required by law.  The benefits provided by this Plan are not subject to the qualified domestic relations order provisions of ERISA or the Code.

11.2                        Permitted Arrangements.  Section 11.1 (Anti-Alienation Clause) shall not preclude arrangements for the withholding of taxes from benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation).

11.3                        Payment to Minor or Incompetent.  Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined by the EDCP Committee to be incompetent, the EDCP Committee need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent if one has been appointed or to cause the same to be used for the benefit of the minor or incompetent.

ARTICLE TWELVE
AMENDMENT, MERGER AND TERMINATION

12.1                        Amendment.

(a)                                  The Company shall have the right at any time, by an instrument in writing duly executed, acknowledged and delivered to the EDCP Committee, to modify, alter or amend this Plan, in whole or in part, prospectively or retroactively.  Additionally, the EDCP Committee shall also have the right to modify, alter or amend the Plan by written instrument provided that such amendment does not have a material adverse financial effect on the Company or the Plan.  No amendment shall substantially increase the duties and liabilities of the EDCP Committee and the Trustee hereunder without its written consent.  No amendment shall reduce any Participant’s vested interest in the Plan, calculated as of the date on which the amendment is adopted.

(b)                                  Notwithstanding anything to the contrary in the Plan, if and to the extent the Company shall determine that the terms of the Plan may result in the failure of the Plan, or amounts deferred by or for any Participant under the Plan, to comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Company shall have authority to take such action to amend, modify, cancel or terminate the Plan or distribute any or all of the amounts deferred by or for a Participant, as it deems necessary or advisable, including without limitation:

(1)                                 Any amendment or modification of the Plan to conform the Plan to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any applicable to any Participant’s Accounts regarding the timing or form of payment).

(2)                                 Any cancellation or termination of any unvested interest in a Participant’s Accounts without any payment to the Participant.

(3)                                 Any cancellation or termination of any vested interest in any Participant’s Accounts, with immediate payment to the Participant of the amount otherwise payable to such Participant.

Any such amendment, modification, cancellation, or termination of the Plan may adversely affect the rights of a Participant without the Participant’s consent.

(c)                                  Any Affiliate or other entity adopting this Plan hereby delegates the authority to amend the Plan to the Company and the EDCP Committee.  If the Plan is amended after it is adopted by an Affiliate, unless otherwise expressly provided, it shall be treated as so amended by such Affiliate without the necessity of any action on the part of the Affiliate.  An Affiliate or other entity that has adopted this Plan may terminate its future participation in the Plan at any time.

12.2                        Merger or Consolidation of Company.  The Plan shall not be automatically terminated by the Company’s acquisition by or merger into any other employer, but the Plan shall be continued after such acquisition or merger if the successor employer elects and agrees to continue the Plan.  Except as provided in Section 12.4 (Continuation of Plan following Change of Control), all rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor employer, effective as of the date of the merger.

12.3                        Termination of Plan or Discontinuance of Contributions.  It is the expectation of the Company that this Plan and the payment of contributions hereunder shall be continued indefinitely.  However, continuance of the Plan is not assumed as a contractual obligation of the Company.  Except as provided in Section 12.4 (Continuation of Plan following a Change of Control), the Company reserves the right at any time to terminate this Plan or to reduce, temporarily suspend or discontinue contributions hereunder.  If this Plan is terminated, all Plan benefits shall be distributed in accordance with Article Eight and the Separation from Service Elections and the Distribution Year Elections of the Participants, following the termination of the Plan.

12.4                        Continuation of Plan following a Change of Control.  Notwithstanding any provision of this Plan to the contrary, if a Change of Control occurs following the Effective Date of this Plan, a successor employer shall have the power to (a) terminate this Plan, (b) amend Section 13.5 (Funding upon a Change of Control) of the Plan, or (c) amend any provision of the Plan that affects a Participant’s entitlement to a distribution from the Plan, only if 80% of the individuals who are Participants in the Plan, both as of the date of the Change of Control and as of the date of the adoption of such amendment or termination, consent to such an amendment or termination.  The provisions of this Section 12.4 shall not limit a successor employer’s authority to take other actions with respect to the Plan, including the authority to discontinue contributions to the Plan.

12.5                        Limitation of Company’s Liability.  The adoption of this Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any employee or Participant or to be consideration for, an inducement to, or a condition of the employment of any employee.  A Participant, employee, or Beneficiary shall not have any right to retirement or other benefits except to the extent provided herein.

12.6                        Limitation on Distributions.  To the extent that any payment to be made to a Participant under this Plan during a taxable year of such Participant’s Employer, when combined with all other payments received or to be received during such taxable year of the Participant’s Employer that are subject to the limitation on deductibility under Section 162(m) of the Code, would exceed the limitation on deductibility under Section 162(m) of the Code, such payment under the Plan shall be deferred to such Participant’s Separation from Service (or, in the case of a Participant who is a Specified Employee, the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death) in accordance with Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder).  Any payment that is deferred in accordance with this Section 12.6 shall be credited with hypothetical investment earnings and losses in accordance with Article Six (Crediting of Contributions and Income).

ARTICLE THIRTEEN
GENERAL PROVISIONS

13.1                        Limitation of Rights.  Neither this Plan, the Trust nor membership in the Plan shall give any employee or other person any right except to the extent that the right is specifically fixed under the terms of the Plan.  The establishment of the Plan shall not be construed to give any individual a right to be continued in the service of a Employer or as interfering with the right of a Employer to terminate the service of any individual at any time.

13.2                        Construction.  The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary.  Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan.  If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.  All of the provisions of this Plan shall be construed and enforced in accordance with ERISA and, to the extent applicable, the laws of the State of Nevada.

13.3                        Status of Participants as Unsecured Creditors.  All benefits under the Plan shall be the unsecured obligations of the Company and each Employer, as applicable, and, except for those assets which will be placed in the Trust established in connection with this Plan, no assets will be placed in trust or otherwise segregated from the general assets of the Company or each Employer, as applicable, for the payment of obligations hereunder.  To the extent that any person acquires a right to receive payments hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company and each Employer, as applicable.

13.4                        Status of Trust Fund.  The Trust Fund is being established to assist the Company and the Employers in meeting their obligations to the Participants and to provide the Participants with a measure of protection in certain limited instances.  In certain circumstances described in the Trust Agreement, the assets of the Trust Fund may be used for the benefit of the Company’s or an Affiliate’s creditors and, as a result, the Trust Fund is considered to be part of the Company’s and Employer’s general assets.  Benefit payments due under this Plan shall either be paid from the Trust Fund or from the Company’s or Affiliate’s general assets as directed by the EDCP Committee.  Despite the establishment of the Trust Fund, it is intended that the Plan be considered to be “unfunded” for purposes of the ERISA and the Code.

13.5                        Funding upon a Change of Control.  Immediately before the occurrence of a Change of Control, the Company shall determine whether, for any reason, the assets of the Trust Fund are less than the aggregate Account balances of all Participants (determined without regard to the vested interest of each Participant) and transfer an amount equal to the deficiency to the Trustee of the Trust.  If it is discovered at any time that the amount initially transferred is less than the total amount called for by the preceding sentence, the shortfall, including any accrued interest on the shortfall, shall be transferred to the Trustee immediately upon the discovery of such error.

13.7                        Uniform Administration.  Whenever in the administration of the Plan any action is required by the EDCP Committee, such action shall be uniform in nature as applied to all persons similarly situated, except as otherwise provided to the contrary in this Plan document or the Trust Agreement.

13.8                        Heirs and Successors.  All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder, and their heirs and legal representatives.

13.9                        Electronic Administration.  The EDCP Committee shall have the authority to employ alternative means (including, but not limited to, electronic, internet, intranet, voice response or telephonic) by which Participants may submit participation elections, directions, and forms required for participation in, and the administration of, this Plan.  If the EDCP Committee chooses to use these alternative means, any elections, directions or forms submitted in accordance with the rules and procedures promulgated by the EDCP Committee will be deemed to satisfy any provision of this Plan calling for the submission of a written election, direction or form.

[Harrah’s Entertainment, Inc. letterhead]

[Date]

BY CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Top Hat Exemption

Employee Benefits Security Administration

U.S. Department of Labor

200 Constitution Avenue, N.W.

Washington, D.C.  20210

Re:                               The Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II

Ladies and Gentlemen:

Pursuant to Department of Labor Regulation Section 2520.104-23, we hereby advise you that Harrah’s Entertainment, Inc., a Delaware corporation (the “Company”), maintains the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II (the “Plan”).  The Company’s offices are located at One Harrah’s Court, Las Vegas, Nevada 89119 and the Company’s federal employer identification number is 62-1411755.  Also, the Plan is maintained by the following direct and indirect subsidiaries of the Company:

[Name of Subsidiary] [address] [EIN].

The Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company and such subsidiaries of the Company.  As of this date, the Plan covers           employees of the Company and such subsidiaries of the Company.

Pursuant to Section 104(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, we hereby agree to provide you with copies of the Plan documents upon your written request.

Very truly yours,

HARRAH’S ENTERTAINMENT, INC.

By:

Name:

Title: